Exhibit 99.1

COMBINED FINANCIAL STATEMENTS

Newport Television LLC Stations in Little

Rock, AR (“Little Rock Stations”)

For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

Little Rock Stations

COMBINED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2012	2011
	(Unaudited)
Current Assets
Accounts receivable, less allowance of $37 and $41 at September 30, 2012 and December 31, 2011, respectively	$2,638	$3,029
Program rights	583	503
Prepaid expenses and other assets	74	50
Total current assets	3,295	3,582
Property and Equipment
Land, buildings and improvements	494	494
Towers, transmitters and studio equipment	13,520	13,540
Furniture and other equipment	662	624
	14,676	14,658
Less accumulated depreciation	5,887	4,800
	8,789	9,858
Intangible Assets
Definite-lived intangibles, net of accumulated amortization of $537 and $449 at September 30, 2012 and December 31, 2011, respectively	635	723
Indefinite-lived intangibles - licenses	5,450	5,450
Goodwill	3,139	3,139
Other Noncurrent Assets
Program rights	455	428
Other noncurrent assets	7	7
Total assets	$21,770	$23,187
Current Liabilities
Accounts payable	$102	$286
Accrued expenses	647	421
Program rights payable	1,011	942
Total current liabilities	1,760	1,649
Noncurrent Liabilities
Program rights payable	552	680
Total liabilities	2,312	2,329
Commitments and contingencies
Owner's Equity	19,458	20,858
Total liabilities and owner's equity	$21,770	$23,187

The accompanying notes are an integral part of these combined financial statements.

Little Rock Stations

COMBINED STATEMENTS OF INCOME
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended

	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011

Net revenue	$4,057	$3,957	$12,909	$12,261
Operating expenses
Direct operating expenses	1,304	1,323	3,995	3,616
Selling, general & administrative expenses	1,052	1,010	3,312	3,112
Corporate expense allocation	245	178	641	579
Depreciation & amortization	413	370	1,242	1,137
Loss on disposal of property and equipment	13	319	16	319
Total operating expenses	3,027	3,200	9,206	8,763

Net income	$1,030	$757	$3,703	$3,498

The accompanying notes are an integral part of these combined financial statements.

Little Rock Stations

COMBINED STATEMENT OF CHANGES IN OWNER'S EQUITY
(In thousands)
(Unaudited)

Owner's Equity

Balance at December 31, 2011	$20,858

Net income	3,703
Net distribution to owner	(5,103)

Balance at September 30, 2012	$19,458

The accompanying notes are an integral part of these combined financial statements.

Little Rock Stations

COMBINED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,	September 30,
	2012	2011

Cash flows from operating activities
Net income	$3,703	$3,498
Reconciling items
Depreciation and intangible amortization	1,242	1,137
Amortization of program rights	447	380
Provision for doubtful accounts	77	16
Loss on disposal of property and equipment	16	319
Payments for program rights	(613)	(599)
Changes in operating assets and liabilities
Accounts receivable	314	(28)
Prepaid expenses and other assets	(24)	(32)
Accounts payable, accrued expenses and other liabilities	42	(505)
Net cash provided by operating activities	5,204	4,186

Cash flows from investing activities
Purchases of property and equipment	(101)	(715)

Cash flows from financing activities
Net distributions to owner	(5,103)	(3,471)

Net change in cash and cash equivalents	-	-
Cash and cash equivalents at beginning of period	-	-
Cash and cash equivalents at end of period	$-	$-

The accompanying notes are an integral part of these combined financial statements.

Little Rock Stations

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

September 30, 2012 and 2011
(Unaudited)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. Basis of presentation and nature of business

Newport Television LLC (a wholly owned subsidiary of Newport Television Holdings LLC, which is a wholly owned subsidiary of Newport TV Holdco LLC, hereafter referred to as “Newport”) owns and operates television stations across the United States of America.

On July 18, 2012, Newport entered into an asset purchase agreement with Mission Broadcasting, Inc. (“Mission”) to sell substantially all of the assets (excluding working capital) of 4 television stations, including 2 stations distributed as digital multicast stations, for $60 million.  The 4 television stations are located in Little Rock, Arkansas (collectively, the “Little Rock Stations” or “Little Rock”). The transaction is expected to close upon receipt of regulatory approval.

These financial statements represent the 4 stations, including 2 stations distributed as digital multicast stations included in the above transaction with Mission.  These stations are affiliated with two major networks, FOX and the CW.  These stations reach approximately 562,000 homes weekly and cover 0.5% of the television households in the United States.  These stations operate in the 56th ranked demographic market area as defined by AC Nielsen.

A significant source of programming for FOX and CW affiliated television stations are their respective networks, which produce and distribute programming in exchange for commitments to air the programming at specified times and for commercial announcement time during the programming.  Another source of programming is provided to each station by selecting and purchasing syndicated television programs.  The stations compete with other television stations within each market for these programming rights.  The majority of the stations produce local news programming.

The accompanying financial statements and related notes present the financial position, results of operations, cash flows and equity of the Little Rock Stations and reflect allocations of the cost of certain services provided by Newport for treasury, payroll, human resources, employee benefit services, legal and related services, and information systems and related information technology services.  Management believes the allocation methodologies are reasonable. All credit facilities are recorded by Newport at the corporate level and as such, interest and financing activity costs have not been allocated to the Little Rock Stations.  Substantially all of the assets of the Little Rock Stations serve as collateral to secure the aforementioned credit facilities.

Little Rock Stations

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

September 30, 2012 and 2011
(Unaudited)

1. Principles of combination

The financial statements have been derived from the financial statements and accounting records of Newport and combine the accounts of the operations previously described.  All material intercompany accounts and transactions have been eliminated.

2. Interim financial statements

The financial statements do not include all disclosures normally included with the audited financial statements, and accordingly should be read together with the audited financial statements for the year ended December 31, 2011.  In the opinion of management, the accompanying financial statements contain all adjustments necessary to fairly state Little Rock’s financial position, results of operations, and cash flows for the periods presented.  The interim financial statements are not necessarily indicative of the results to be expected for the full year.

3. Use of estimates

The preparation of these financial statements requires management to make estimates, judgments, and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Little Rock bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances.  Actual results could differ from those estimates.

4. Subsequent events

Little Rock evaluated and disclosed subsequent events, if any, through November 15, 2012, which represents the date as of which the financial statements were available to be issued.

NOTE B - RELATED PARTY AND OTHER TRANSACTIONS

Newport provides certain day-to-day management services to Little Rock.  In addition to the day-to-day management of the stations, these services include treasury, payroll, human resources, employee benefit services, legal and related services, and information systems and related information technology services.  As part of the treasury services, day-to-day net cash is swept to Newport’s bank accounts.  The net cash flow generated by Little Rock is reflected as distributions to owner in the accompanying financial statements.  The costs of these services are prorated to all stations based on the station’s broadcast cash flow and are reflected as corporate expense allocation in the accompanying financial statements.  Management believes the allocation methodology is reasonable. Total corporate costs allocated to Little Rock for the three months ended September 30, 2012 and 2011 were $245,000 and $178,000, respectively, of which approximately $21,000 and $32,000 for the three months ended September 30, 2012 and 2011, respectively, was related to noncash compensation expense for restricted units issued to certain members of the corporate management team.  Total corporate costs allocated to Little Rock for the nine months ended September 30, 2012 and 2011 were $641,000 and $579,000, respectively, of which approximately $80,000 and $98,000, respectively, was related to noncash compensation expense for restricted units issued to certain members of the corporate management team.

Little Rock Stations

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

September 30, 2012 and 2011
(Unaudited)

NOTE B - RELATED PARTY AND OTHER TRANSACTIONS - Continued

Inergize Digital (a division of Newport) provides website hosting, website development, website content management, website related advertising support and certain sales support services to Little Rock.  Total costs charged to Little Rock by Inergize Digital for the three months ended September 30, 2012 and 2011 were approximately $73,000 and $72,000 respectively.  Total costs charged to Little Rock by Inergize Digital for the nine months ended September 30, 2012 and 2011 were approximately $231,000 and $218,000, respectively, and are included in the selling, general, and administrative expenses in the accompanying financial statements.

Newport has a management agreement with its equity partner which owns the majority of the equity interests of Newport.  Under this management agreement, Newport is to pay its equity partner an annual management fee based on EBITDA, as defined in the agreement.  This expense of $700,000 and $400,000 for the three months ended September 30, 2012 and 2011, respectively, and $1,800,000 and $1,400,000 for the nine months ended September 30, 2012 and 2011, respectively, has not been allocated to Little Rock.

Little Rock’s employees are eligible to participate in the Newport 401(k) Plan, a defined contribution plan (the “Plan”).  Newport suspended any company match in 2009 and Little Rock did not recognize any expense related to the Plan for the three months and nine months ended September 30, 2012 and 2011.

Newport is currently self-insured up to certain stop-loss thresholds for health and welfare benefit plans and obtains insurance from various third parties for general liability, property, and casualty insurance.  Newport charges Little Rock premiums based on one or more of the following:  number of employees, historical claims, estimates of future claims, administrative costs, and applicable third party insurance premiums.  The insurance premiums charged to Little Rock for the three months ended September 30, 2012 and 2011 were approximately $100,000 in both periods. The insurance premiums charged to Little Rock for the nine months ended September 30, 2012 and 2011 were approximately $300,000 in both periods and are included in the selling, general, and administrative expenses in the accompanying financial statements.